EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ATA Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG

Hong Kong, China

August 26, 2011